Exhibit 99.1

Surge Components, Inc. Announces Fiscal Third Quarter 2016 Results

Electronic Industry Veteran Martin Novick Appointed to Board of Directors

Financial Highlights for the Fiscal Third Quarter Ending August 31, 2016

●	Consolidated net sales of $8.2 million

●	Gross profit of $2.1 million, a 6.6% year-over-year increase, driven by sales efficiencies and focus on client profitability

●	Gross profit margin of 25.9% as compared to 24.0% in the year-ago period

●	Net income increased 5.5% to $392,000; EPS of $0.04

●	Strong balance sheet with cash on hand of $6.9 million; Management and Board of Directors continue to pursue appropriate allocation of cash to enhance shareholder value

Operational Highlights

●	Continuing to leverage efficiencies across sales groups to drive profitability and new opportunities

●	Penetrating growth markets, including energy, security, electronic games, and medical

●	Establishing strategic supplier relationship with two leading electronic manufacturing services companies

●	Expanding internationally, including in Brazil

●	Continuing to build robust, global sales force

DEER PARK, N.Y. (September 26, 2016) – Surge Components, Inc. (“Surge” or “the Company”) (OTCQB:SPRS), a leading supplier of capacitors, discrete semi-conductors and audible/sounding devices, today announced financial results for the fiscal third quarter ended August 31, 2016. This press release should be read in conjunction with the consolidated financial statements included in the Company’s most recent quarterly report on Form 10-Q, which can be found at www.surgecomponents.com and at www.sec.gov.

Ira Levy, President and Chief Executive Officer of Surge, said:

“This was a strong quarter for our business. Following a challenging first-half of the year due primarily to macroeconomic headwinds, our operational strategies and initiatives are taking shape, driving a strong sales pipeline. In addition, we have begun to further focus our sales efforts on higher margin customers. We are particularly pleased with the 6.6% year-over-year increase in gross profits and the 26% gross profit margin during the quarter.

“Building off of eight consecutive years of strong growth, we are working diligently to build a robust customer base, including Fortune 500 technology companies and other businesses in various market segments, with noteworthy newer representation from certain high-growth areas such as energy, security, medical, and electronic games.

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“Additionally, in the third quarter, we continued to leverage operational and profitability efficiencies across our two sales groups, Surge Components and Challenge Electronics, and have also been growing our sales force. As part of this effort, we have recently begun expanding our geographic footprint in the South American market, beginning in Brazil, and we are already making headway in that region. From a macroeconomic standpoint, our customers are experiencing more favorable tailwinds, which have led to increased sales in China, Canada, and other areas of Asia over the first three quarters of this year.

“Finally, the management and the board of directors of Surge have been developing strategic plans and initiatives for utilizing the cash on our balance sheet. This includes our current share repurchase program. Our focus is on ensuring that we have the right resources to compete and to create maximum efficiency in the business. We are taking a thoughtful and deliberate approach to this process to make certain that our cash is deployed to create the most value for our shareholders.”

Results of Operations for the Three Months Ended August 31, 2016

Consolidated net sales for the three months ended August 31, 2016 decreased by 1.3% to $8.2 million, as compared to net sales of $8.3 million for the three months ended August 31, 2015. The decrease is primarily attributable to certain of the Company’s customers experiencing a downturn in their business due to adverse market conditions.

Gross profit for the three months ended August 31, 2016 increased by 6.6% to $2.1 million, as compared to $2.0 million for the three months ended August 31, 2015. Gross margin as a percentage of net sales increased to 25.9% for the three months ended August 31, 2016, as compared to 24.0% for the three months ended August 31, 2015. The increases in both metrics is primarily attributed to the Company’s focus on seeking higher-margin business, which yielded a new customer who purchased products with a higher profit margin, as well as to enhanced commission revenue.

Selling and shipping expenses for the three months ended August 31, 2016 increased by 11.1% to $657,093, as compared to $591,208 for the three months ended August 31, 2015. The increase is attributable to increases in the Company’s sales force, including salaries, travel and auto expenses as well as increases in commissions. This was partially offset by decreases in advertising, freight out and shipping expenses.

General and administrative expenses for the three months ended August 31, 2016 increased by 5.9% to $1,003,779, as compared to $948,127 for the three months ended August 31, 2015. The increase is primarily attributable to increases in the Company’s workforce, general business expenses and increases in professional fees.

Net income for the three months ended August 31, 2016 increased 5.5% to $391,928, as compared to net income of $371,635 for the three months ended August 31, 2015.

Martin Novick Appointed to Board of Directors

Surge also announced today that Martin Novick has been appointed to its board of directors. Mr. Novick served as a Vice President for nearly four decades at Audiovox Electronic Corp., most recently as Group Vice President of Sales. He has previously served on the board of directors of NU Horizon Electronics, one of the top global electronics distributors which was acquired by Arrow Electronics, Inc. (NYSE: ARW) in January 2011, as well as Audiovox Electronic Corp. and Arielle Electronics. Mr. Novick holds a Bachelor’s Degree in Marketing from New York University.

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“Marty brings extensive experience in the electronics industry and will be a valuable addition to our Board,” continued Ira Levy. “His decades as a leader in the industry make him well positioned to help guide Surge as we continue to expand our business and grow profitability.”

About Surge Components, Inc.

Founded in November 1981, Surge is a supplier of capacitors, discrete semi-conductors and audible/sounding devices. Surge’s capacitor product portfolio includes aluminum electrolytic capacitors, film capacitors, and ceramic capacitors. In the discrete semiconductor portfolio, Surge’s strengths include general purpose, recovery, schottky, polymer ESD, and transient voltage suppressors, transistors, diodes, and a full line of bridge rectifiers. With more than 30 years in the industry, Surge helps customers bring their products to market using the highest quality components with the most competitive economics to scale. Surge supplies its top quality products to customers in many market segments, including power, energy, automotive, computer, telecom and Security.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, forward-looking statements can be identified by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. These statements are only predictions and are based largely on our current expectations and projections about future events and financial trends that may affect our business, financial condition and results of operations. We discuss many of the risks in greater detail under the heading "Risk Factors" in our Annual Report on Form 10-K. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to update any forward-looking statements for events or circumstances occurring after the date of this press release.

Investor Contact

Sloane & Company

Joe Germani, 212-486-9500

jgermani@sloanepr.com

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